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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of report (date of earliest event reported): August 3, 2006


                             ACME UNITED CORPORATION
             (Exact name of registrant as specified in its charter)

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          Connecticut                    001-07698              06-0236700
(State or other jurisdiction of         (Commission          (I.R.S. Employer
 incorporation or organization)         file number)        Identification No.)


60 Round Hill Road, Fairfield, Connecticut                        06824
 (Address of principal executive offices)                       (Zip Code)


       Registrant's telephone number, including area code: (203) 254-6060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01.  Entry into a material definitive agreement.

On July 31, 2006, the Compensation Committee of the Board of Directors awarded cash bonuses to officers and other members of the Company's management. These bonuses constitute a portion of the annual cash bonuses which the Compensation Committee estimates will be payable to such persons for services rendered during fiscal 2006. The Company will pay the cash bonuses during the month of August 2006. The cash bonuses awarded to the Company's Chief Executive Officer and the four other most highly paid executive officers are as follows:

Walter Johnsen, President and CEO, $100,000; Brian Olschan, Executive Vice President, $75,000; Paul Driscoll, Chief Financial Officer, $40,000; James Benkovic, Vice President of Sales, $40,000; and Larry Buchtmann, Vice President of Operations and Technology, $8,000.




                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


ACME UNITED CORPORATION

By          /s/ WALTER C. JOHNSEN
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                Walter C. Johnsen
                 President and
             Chief Executive Officer

Dated:  August 3, 2006



By          /s/ PAUL G. DRISCOLL
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                Paul G. Driscoll
               Vice President and
              Chief Financial Officer



Dated:  August 3, 2006